Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2024 FOURTH QUARTER
AND FULL YEAR 2024 RESULTS
LAS VEGAS – February 27, 2025 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2024. In addition, on February 25, 2025, the Company’s Board of Directors authorized the Company’s next recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock payable on April 2, 2025 to shareholders of record as of March 21, 2025.
Blake Sartini, Chairman and Chief Executive Officer of Golden, commented, “Our fourth quarter performance improved sequentially over the third quarter and we anticipate business conditions will continue to improve in 2025. For 2025, we remain focused on investing in our own assets, returning capital to shareholders and pursuing potential strategic opportunities.”
The Company repurchased 1.1 million shares of common stock in the fourth quarter at an average price of $32.65 per share for a total of $36.2 million. During 2024, the Company repurchased 2.9 million shares of common stock in the aggregate at an average price of $31.63 per share for a total of $91.5 million. In 2024, the Company also paid aggregate cash dividends of $21.3 million.
Consolidated Results
The Company reported fourth quarter 2024 revenues of $164.2 million, compared to revenues of $230.7 million for the fourth quarter 2023. Net income for the fourth quarter 2024 was $3.0 million, or $0.10 per fully diluted share, compared to net loss of $9.4 million, or a loss of $0.33 per share, for the fourth quarter 2023 (which reflected an asset impairment charge of $12.1 million related to the Colorado Belle Casino Resort, the operations of which remain suspended). Fourth quarter 2024 Adjusted EBITDA was $39.2 million, compared to Adjusted EBITDA of $48.8 million for the fourth quarter of 2023. Fourth quarter 2024 declines in revenues and Adjusted EBITDA over the prior year period were primarily related to the exclusion from the current year period of the results for the Company’s distributed gaming operations in Nevada that were sold on January 10, 2024.
The Company reported full year 2024 revenues of $666.8 million, compared to revenues of $1.1 billion for 2023. Net income for the full year 2024 was $50.7 million, or $1.71 per fully diluted share, compared to $255.8 million, or $8.31 per fully diluted share, for 2023. Net income and diluted earnings per share for the full year 2024 included the benefit of the $69.2 million gain on the sale of distributed gaming operations in Nevada completed on January 10, 2024, compared to the $303.2 million gain on the sales of the Rocky Gap Casino Resort and distributed gaming operations in Montana completed on July 25, 2023 and September 13, 2023, respectively. Full year 2024 Adjusted EBITDA was $155.4 million, compared to Adjusted EBITDA of $222.5 million for 2023. Full year 2024 declines in revenues and Adjusted EBITDA over the prior year were primarily related to the exclusion of the results of Rocky Gap Casino Resort and distributed gaming operations in Montana and Nevada discussed above after their respective dates of sale.
Debt and Liquidity

As of December 31, 2024, the Company’s total principal amount of debt outstanding was $417.6 million, consisting primarily of $394 million in outstanding term loan borrowings and $20 million in outstanding borrowings under the Company’s revolving credit facility. The Company repaid $282.4 million of its debt obligations in 2024.

As of December 31, 2024, the Company had cash and cash equivalents of $57.7 million and $220 million of remaining availability on its revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, February 27, 2025 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2024 fourth quarter and full year results. The conference call may be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available beginning at 8:00 p.m. Eastern Time today and may be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the passcode is 13751149. The replay will be available until March 6, 2025. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets and business outlook; return of capital to shareholders (including through the payment of recurring quarterly cash dividends or repurchase of shares of the Company’s common stock); projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions; legislative and regulatory matters; increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel; the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision maker and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with

GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before depreciation and amortization, non-cash lease benefit or expense, share-based compensation expense, gain or loss on disposal of assets and businesses, loss on debt extinguishment and modification, preopening and related expenses, impairment of assets, interest, income taxes, and other non-cash charges that are deemed to be not indicative of the Company’s core operating results.
About Golden Entertainment
Golden Entertainment operates a diversified entertainment platform of gaming and hospitality assets. The Company operates eight casinos and 72 gaming taverns in Nevada, featuring approximately 5,500 slots, 100 table games and over 6,000 hotel rooms. For more information, visit www.goldenent.com.

Investors
Charles H. Protell	James Adams
President and Chief Financial Officer	VP Corporate Finance and Treasurer
(702) 893-7777	(702) 495-4470
james.adams@goldenent.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Gaming	$78,387	$138,682	$319,267	$674,301
Food and beverage	43,302	45,096	171,925	182,408
Rooms	29,805	31,737	119,565	124,649
Other	12,710	15,176	56,061	71,791
Total revenues	164,204	230,691	666,818	1,053,149
Expenses
Gaming	20,375	72,803	88,171	379,929
Food and beverage	35,576	34,130	138,278	135,373
Rooms	16,191	16,179	65,079	62,297
Other	3,223	5,193	14,363	22,415
Selling, general and administrative	52,183	58,709	225,313	255,565
Depreciation and amortization	22,672	21,758	90,034	88,933
Loss (gain) on disposal of assets	29	(103)	(213)	(228)
(Gain) loss on sale of businesses	(294)	2,650	(69,238)	(303,179)
Preopening expenses	131	185	508	760
Impairment of assets	2,399	12,072	2,399	12,072
Total expenses	152,485	223,576	554,694	653,937
Operating income	11,719	7,115	112,124	399,212
Non-operating expense
Interest expense, net	(7,629)	(13,170)	(34,884)	(65,515)
Loss on debt extinguishment and modification	—	(1,329)	(4,446)	(1,734)
Total non-operating expense, net	(7,629)	(14,499)	(39,330)	(67,249)
Income (loss) before income tax provision	4,090	(7,384)	72,794	331,963
Income tax provision	(1,112)	(1,988)	(22,063)	(76,207)
Net income (loss)	$2,978	$(9,372)	$50,731	$255,756

Weighted-average common shares outstanding
Basic	27,115	28,627	28,184	28,653
Diluted	28,401	28,627	29,699	30,781
Net income per share
Basic	$0.11	$(0.33)	$1.80	$8.93
Diluted	$0.10	$(0.33)	$1.71	$8.31

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Nevada Casino Resorts	$97,487	$104,796	$399,139	$413,058
Nevada Locals Casinos	38,710	38,467	150,972	157,435
Nevada Taverns	27,722	27,763	109,723	109,215
Corporate and Other	285	342	965	9,305
Total Revenues - Continuing Operations	164,204	171,368	660,799	689,013
Distributed Gaming	—	59,323	6,019	320,680
Maryland Casino Resort	—	—	—	43,456
Total Revenues - Divested Operations	—	59,323	6,019	364,136
Total Revenues	$164,204	$230,691	$666,818	$1,053,149
Adjusted EBITDA
Nevada Casino Resorts	$24,441	$29,664	$103,338	$120,256
Nevada Locals Casinos	17,766	17,337	66,504	73,846
Nevada Taverns	6,468	8,175	27,137	32,682
Corporate and Other	(9,498)	(12,786)	(42,088)	(51,459)
Total Adjusted EBITDA - Continuing Operations	39,177	42,390	154,891	175,325
Distributed Gaming	—	6,370	484	34,545
Maryland Casino Resort	—	—	—	12,652
Total Adjusted EBITDA - Divested Operations	—	6,370	484	47,197
Total Adjusted EBITDA	$39,177	$48,760	$155,375	$222,522
Adjustments
Depreciation and amortization	(22,672)	(21,758)	(90,034)	(88,933)
Non-cash lease benefit	82	29	380	15
Share-based compensation	(1,746)	(2,851)	(10,434)	(13,476)
(Loss) gain on disposal of assets	(29)	103	213	228
Gain (loss) on sale of businesses	294	(2,650)	69,238	303,179
Loss on debt extinguishment and modification	—	(1,329)	(4,446)	(1,734)
Preopening and related expenses	(131)	(185)	(508)	(760)
Impairment of assets	(2,399)	(12,072)	(2,399)	(12,072)
Other, net	(857)	(2,261)	(9,707)	(11,491)
Interest expense, net	(7,629)	(13,170)	(34,884)	(65,515)
Income tax provision	(1,112)	(1,988)	(22,063)	(76,207)
Net income (loss)	$2,978	$(9,372)	$50,731	$255,756

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